Exhibit 99.1

Arlo Provides Update to Fourth Quarter 2018 Business Outlook

Arlo Technologies, Inc. (NYSE: ARLO), the award-winning, industry leader that is transforming the way people experience the connected lifestyle, today updated its fourth quarter 2018 outlook.

When the company provided its original business outlook and guidance for the fourth quarter of 2018 on October 28, 2018, it had expected that its new flagship wire-free security camera system, Arlo Ultra (“Ultra”), would commence commercial distribution in late November 2018.

During the product’s final testing phase, however, the company discovered a quality issue with the battery from one of its suppliers. The issue has been resolved, but has caused a delay in the timing of Ultra shipments. The company now anticipates that Ultra will begin global commercial distribution in January of 2019.

“While we are disappointed to delay sales of our exciting new product, Ultra, customer satisfaction is our number one priority and we took action to ensure we continue to bring the best products to the market. Arlo is a leader in the market not only because of our incredible product feature set and ease-of-use, but also our quality and reliability,” said Matthew McRae, Chief Executive Officer of Arlo Technologies, Inc. “In final testing, we determined the battery from one of our suppliers did not meet our performance requirements. We therefore decided to delay product shipment until the issue had been resolved and we were confident that the battery meets our high quality standards.    This will produce a short term delay in the growth and profitability we were expecting, but I remain confident our long term trajectory remains intact.”

Fourth Quarter 2018 Outlook

As a result of the Ultra shipment delay Arlo is updating its fourth quarter 2018 financial guidance. The company now expects its fourth quarter 2018 net revenue to be in the range of $125 million to $130 million, non-GAAP gross margin to be approximately 10%, and non-GAAP operating loss to be approximately 20% of revenue.

Ultra features 4K Ultra HD resolution with HDR, color night vision and advanced image processing, all in a sleek, compact design built for both indoor and outdoor use. Ultra also includes a 1-year subscription to Arlo Smart Premier, giving users a more personalized, intelligent smart home security experience, powered by Arlo’s sophisticated AI and computer vision technologies. Please refer to the detailed product announcement released Friday, November 30, 2018 to learn more.

For more information about Arlo Ultra and the full range of Arlo Smart Home products and services, visit www.arlo.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo Technologies, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: Arlo’s future operating performance and financial condition; expected revenue and GAAP and non-GAAP operating margins. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company’s products may be lower than anticipated; consumers may choose not to adopt the Company’s new product offerings or to adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products through delays in component availability or otherwise; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of Arlo’s cash resources and its planned usage of such resources; changes in Arlo’s stock price and developments in the business that could increase Arlo’s cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company’s customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect Arlo and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II—Item 1A. Risk Factors,” in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2018. Given these circumstances, you should not place undue reliance on these forward-looking statements. Arlo undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

We have disclosed certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross margin, non-GAAP operating margin and non-GAAP operating loss. These supplemental measures exclude adjustments for separation expense, stock-based compensation expense, and amortization of intangibles. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measure, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of our on-going operating results;

•	the ability to better identify trends in our underlying business and perform related trend analyses;

•	a better understanding of how management plans and measures our underlying business; and

•	an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Separation expense consists of expenses that are related to the planned separation of our business from NETGEAR. These consist primarily of third-party consulting fees, legal fees, IT costs, employee bonuses for services related to the separation, and other one-time expenses incurred to complete the separation. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to an assessment of our internal operations and comparisons to our prior and future periods and to the performance of our competitors.

Contact:

Arlo Investor Relations

Erik Bylin

investors@arlo.com

(510) 315-1004